Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter 2018 Results

NEW YORK, NY, August 6, 2018 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter-ended June 30, 2018. AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include our Residential Investments, Commercial Investments and ABS Investments.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•	Common dividend increase of 5.3% to $0.50 per common share(1)

•	$0.17 of Net Income/(Loss) per diluted common share(1)

•	$0.55 of Core Earnings per diluted common share(1)

o	Includes de minimus retrospective adjustment

•	0.8% economic return on equity for the quarter, 3.2% annualized(2)

•	$18.98 book value per share(1) as of June 30, 2018, inclusive of our current quarter $0.50 common dividend

o	Book value decreased $(0.34) or (1.8)% from the prior quarter primarily due to:

o	Modest rise in interest rates given positive duration gap

o	Acquisition and securitization expenses related to residential whole loans

o	Spread widening in mortgage derivatives

o	Underperformance of specified pools versus TBA

o	Book value increased approximately 2% in July due to an increase in the value of our credit portfolio

	Q1 2018		Q2 2018
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$4.9	mm	$4.8	mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (1)	$0.17		$0.17

Non-GAAP-Results:
Core Earnings*	$16.5	mm	$15.4	mm
Core Earnings, per diluted common share (1)	$0.59		$0.55

* For a reconciliation of GAAP Net Income/(Loss) to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

MANAGEMENT REMARKS

“We are pleased with MITT’s performance during the second quarter, as MITT increased its quarterly dividend 5.3% to $0.50 and MITT produced core earnings above the dividend,” said Chief Executive Officer, David Roberts. “During the quarter, MITT acquired a pool of primarily re-performing mortgage loans and securitized residential whole loans. MITT continues to leverage the expertise and experience of the Angelo, Gordon platform to source residential credit assets. Subsequent to quarter-end, in the month of July, MITT’s book value increased approximately 2% due to an increase in the value of our credit portfolio.”

“During the second quarter, Agency MBS spreads were stable as demand for the sector remained robust, supply was manageable, and interest rate volatility was muted,” said Chief Investment Officer, T.J. Durkin. “Spread performance was mixed across mortgage sectors, with legacy RMBS spreads relatively flat by quarter-end and spread-tiering in the CRT sector. Against this backdrop, we continue to take advantage of a wide range of opportunities at attractive risk-adjusted returns.”

INVESTMENT HIGHLIGHTS

•	$3.6 billion investment portfolio as of June 30, 2018 as compared to the $3.8 billion investment portfolio as of March 31, 2018(3) (4)

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o	Decrease in portfolio size due to securitization of whole loans and sales and payoffs of commercial investments

•	2.71% Net Interest Margin (“NIM”) as of June 30, 2018(5)

o	Net Interest Margin remained stable during the quarter

•	4.4x “At Risk” Leverage as of June 30, 2018(6)

•	6.4% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the second quarter(7)

•	Duration gap was approximately 1.08 years as of June 30, 2018(8)

SECOND QUARTER ACTIVITY

($ in millions)
Description	Purchased	(Sold/Payoff)	Net Activity

30 Year Fixed Rate	$438.1	$(467.2)	$(29.1)
Inverse Interest Only	12.6	(4.3)	8.3
Interest Only	14.3	-	14.3
Fixed Rate 30 Year TBA	328.5	(305.6)	22.9
Total Agency RMBS	793.5	(777.1)	16.4

Prime	-	(5.1)	(5.1)
Credit Risk Transfer	2.3	(1.6)	0.7
Residential Whole Loans	122.2	(30.9)	91.3
Total Residential Investments	124.5	(37.6)	86.9

CMBS	26.1	(47.3)	(21.2)
Freddie Mac K-Series	-	(0.8)	(0.8)
CMBS Interest Only	-	(4.7)	(4.7)
Commercial Whole Loans	-	(14.5)	(14.5)
Total Commercial Investments	26.1	(67.3)	(41.2)
Total ABS	0.8	-	0.8
Total Q2 Activity	$944.9	$(882.0)	$62.9

Note: The chart above is based on trade date.

•	Acquired a pool of primarily re-performing mortgage loans, investing $18.8 mm of equity
•	Payoffs and sales of commercial investments returned $17.2 mm of equity, which was primarily reinvested in a commercial whole loan at the end of July
•	MITT, along with another Angelo, Gordon fund, participated in a term securitization in June which refinanced re-performing mortgage loans from repo into lower cost, fixed rate, non-recourse long-term financing, returning $12.7 million of equity
o	The Company maintained exposure to the securitization through an interest in the subordinated tranches as well as through its ownership of the vertical risk retention portion of the securitization

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KEY STATISTICS

($ in millions)
	June 30, 2018
Investment portfolio(3) (4)	$3,645.5
Repurchase agreements(4)	2,719.4
Total Financing(6)	3,040.5
Stockholders’ equity	696.6

GAAP Leverage	4.0	x
“At Risk” Leverage(6)	4.4	x
Yield on investment portfolio(9)	5.08%
Cost of funds(10)	2.37%
Net interest margin(5)	2.71%

Management fees(11)	1.37%
Other operating expenses(12)	1.98%

Book value, per share(1)	$18.98
Undistributed taxable income, per share(1) (13)	1.57
Dividend, per share(1)	0.50

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2018(3) (4):

($ in millions)
	Amortized Cost	Fair Value	Allocated Equity(15)	WA Yield(9)	Funding Cost*	Net Interest Margin*	Leverage Ratio**

Agency RMBS	$2,267.4	$2,241.4	$285.5	3.7%	2.1%	1.6%	7.1	x
Residential Investments	989.3	1,046.7	254.9	6.7%	3.5%	3.2%	3.2	x
Commercial Investments	319.1	319.6	137.2	8.0%	3.4%	4.6%	1.3	x
ABS	37.3	37.8	19.0	9.0%	3.6%	5.4%	1.0	x
Total	$3,613.1	$3,645.5	$696.6	5.1%	2.4%	2.7%	4.4	x

*Funding cost and NIM shown in each investment category line exclude the costs of our interest rate hedges, however these costs are included in the total funding cost and NIM lines. The total funding cost and NIM lines excluding the cost of our interest rate hedges would be 2.6% and 2.5%, respectively.

**The leverage ratio on Agency RMBS includes any net receivables on TBA.  The leverage ratio by type of investment is calculated based on allocated equity.

Note: The chart above includes fair value of $0.9mm of Agency RMBS, $131.5 mm of Residential Investments and $66.1 mm of Commercial Investments that are included in the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet. These items, inclusive of our investment in AG Arc LLC(14) and other items, net to $129.4 mm which is included in the “Investments in debt and equity of affiliates” line item on our GAAP Balance Sheet.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a de minimus retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 2.8% as of June 30, 2018, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company’s asset yields.

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FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 40 counterparties, under which it had debt outstanding with 29 counterparties as of June 30, 2018. The weighted average funding cost was 2.1% for Agency RMBS and 3.4% for Credit Investments. The investment portfolio is financed with repurchase agreements as of June 30, 2018 as summarized below:

($ in millions)
	Agency		Credit
Maturing Within:*	Amount Outstanding	WA Funding Cost	Amount Outstanding	WA Funding Cost
Overnight	$110.7	2.3%	$-	-
30 Days or Less	1,155.1	2.1%	636.0	3.2%
31-60 Days	314.1	2.2%	106.0	3.5%
61-90 Days	132.6	2.1%	62.5	4.1%
Greater than 180 Days	-	-	202.4	4.0%
Total / Weighted Average	$1,712.5	2.1%	$1,006.9	3.4%

*Numbers in table above do not include securitized debt of $14.0 million.

Note: Our weighted average days to maturity is 58 days and our weighted average original days to maturity is 116 days.

The Company’s hedge portfolio as of June 30, 2018 is summarized as follows:

($ in millions)
	Notional	Duration(8)
Interest Rate Swaps	$(2,396.0)	(2.80)
Swaptions	(250.0)	(0.11)
U.S Treasury Futures, net	(20.0)	(0.04)
Total	$(2,666.0)	(2.95)

The Company’s interest rate swaps as of June 30, 2018 are summarized as follows:

($ in millions)
Maturity	Notional Amount	Weighted Average Pay- Fixed Rate	Weighted Average Receive-Variable Rate*	Weighted Average Years to Maturity
2019	$170.0	1.36%	2.34%	1.38
2020	540.0	1.64%	2.34%	1.88
2022	653.0	1.90%	2.34%	4.10
2023	149.0	2.94%	2.35%	4.90
2024	230.0	2.06%	2.33%	6.00
2025	125.0	2.87%	2.34%	6.88
2026	75.0	2.12%	2.33%	8.39
2027	264.0	2.35%	2.34%	9.19
2028	190.0	2.94%	2.34%	9.79
Total/Wtd Avg	$2,396.0	2.07%	2.34%	4.93

* 100% of our receive variable interest rate swap notional resets quarterly based on three-month LIBOR.

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TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated investments and derivatives and (v) taxes. As of June 30, 2018, the Company had estimated undistributed taxable income of approximately $1.57 per share.(1) (13)

DIVIDEND

On June 18, 2018, the Company’s board of directors declared a second quarter dividend of $0.50 per share of common stock that was paid on July 31, 2018 to stockholders of record as of June 29, 2018.

On May 15, 2018, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on June 18, 2018 to stockholders of record as of May 31, 2018.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s second quarter earnings conference call on August 7, 2018 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 7049236.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2018 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until September 6, 2018. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 7049236.

For further information or questions, please e-mail ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988.  The firm currently manages approximately $28 billion with a primary focus on credit and real estate strategies. Angelo, Gordon has over 450 employees, including more than 170 investment professionals, and is headquartered in New York, with offices in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

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FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, book value, our investment and portfolio strategy, investment returns, return on equity, liquidity and financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, conditions in the real estate market, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of August 6, 2018. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Real estate securities, at fair value:
Agency - $1,818,202,310 and $2,126,135,420 pledged as collateral, respectively	$2,044,789,802	$2,247,161,035
Non-Agency - $799,315,479 and $976,071,673 pledged as collateral, respectively	821,946,929	1,004,255,658
ABS - $24,510,960 and $30,832,553 pledged as collateral, respectively	37,755,352	40,957,553
CMBS - $205,848,907 and $211,179,945 pledged as collateral, respectively	210,335,164	220,168,505
Residential mortgage loans, at fair value - $90,133,713 and $15,860,583 pledged as collateral, respectively	93,129,269	18,889,693
Commercial loans, at fair value - $32,800,000 pledged as collateral	43,216,666	57,520,646
Investments in debt and equity of affiliates	129,378,242	99,696,347
Excess mortgage servicing rights, at fair value	29,281,765	5,083,514
Cash and cash equivalents	31,145,470	15,199,655
Restricted cash	50,980,839	37,615,281
Interest receivable	12,156,133	12,607,386
Receivable under reverse repurchase agreements	-	24,671,320
Derivative assets, at fair value	4,222,706	2,127,070
Other assets	2,582,919	2,491,201
Due from broker	1,563,968	850,514
Total Assets	$3,512,485,224	$3,789,295,378

Liabilities
Repurchase agreements	$2,634,181,881	$3,004,407,018
Securitized debt, at fair value	13,984,245	16,477,801
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	-	24,379,356
Payable on unsettled trades	134,597,154	2,418,710
Interest payable	7,193,331	5,225,940
Derivative liabilities, at fair value	625,990	450,208
Dividend payable	14,100,464	13,391,457
Due to affiliates	4,035,705	4,258,074
Accrued expenses	1,316,664	790,271
Taxes payable	923,448	1,545,448
Due to broker	4,968,236	1,691,888
Total Liabilities	2,815,927,118	3,075,036,171
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,200,928 and 28,192,541 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	282,011	281,927
Additional paid-in capital	585,641,670	585,530,292
Retained earnings/(deficit)	(50,579,580)	(32,767,017)
Total Stockholders’ Equity	696,558,106	714,259,207

Total Liabilities & Stockholders’ Equity	$3,512,485,224	$3,789,295,378

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2018	June 30, 2017
Net Interest Income
Interest income	$36,011,375	$31,220,535
Interest expense	16,270,821	10,201,393
	19,740,554	21,019,142

Other Income/(Loss)
Net realized gain/(loss)	(11,059,686)	(10,121,477)
Realized gain/(loss) on periodic interest settlements of derivative instruments, net	1,261,684	(1,857,542)
Unrealized gain/(loss) on real estate securities and loans, net	(578,375)	25,546,552
Unrealized gain/(loss) on derivative and other instruments, net	4,781,276	1,927,169
Other income	20,131	3,845
	(5,574,970)	15,498,547

Expenses
Management fee to affiliate	2,386,669	2,443,780
Other operating expenses	3,442,611	2,851,353
Servicing fees	22,178	86,001
Equity based compensation to affiliate	93,948	87,540
Excise tax	375,000	375,000
	6,320,406	5,843,674

Income/(loss) before equity in earnings/(loss) from affiliates	7,845,178	30,674,015

Equity in earnings/(loss) from affiliates	322,967	2,497,116
Net Income/(Loss)	8,168,145	33,171,131

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$4,800,791	$29,803,777

Earnings/(Loss) Per Share of Common Stock
Basic	$0.17	$1.08
Diluted	$0.17	$1.07

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,200,928	27,724,183
Diluted	28,228,070	27,731,325

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NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. Our presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define core earnings, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination, including investments held in affiliated entities and derivatives and, beginning with Q2 2018, (ii) any transaction related expenses. Management considers transaction related expenses to be similar to realized losses incurred at acquisition and do not view them as being part of its core operations. As defined, Core Earnings include the net interest and other income earned on these investments on a yield adjusted basis, including TBA dollar roll income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to help measure this objective. Management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of GAAP Net Income/(loss) available to common stockholders to Core Earnings for the three months ended June 30, 2018 and the three months ended June 30, 2017 is set forth below:

($ in millions)
	Three Months Ended	Three Months Ended
	June 30, 2018	June 30, 2017

Net Income/(loss) available to common stockholders	$4.8	$29.8
Add (Deduct):
Net realized (gain)/loss	11.1	10.1
Dollar roll income	0.7	0.7
Equity in (earnings)/loss from affiliates	(0.3)	(2.5)
Net interest income and expenses from equity method investments*	2.1	2.2
Transaction related expenses**	1.2	-
Unrealized (gain)/loss on real estate securities and loans, net	0.6	(25.5)
Unrealized (gain)/loss on derivative and other instruments, net	(4.8)	(1.9)
Core Earnings	$15.4	$12.9

Core Earnings, per Diluted Share	$0.55	$0.47

*For the three months ended June 30, 2018, we recognized $(0.1) million or $(0.00) per diluted share of net income/(loss) attributed to our investment in AG Arc.(14) For the three months ended June 30, 2017, we recognized $0.2 million or $0.01 per diluted share of net income/(loss) attributed to our investment in AG Arc.(14)

**For the three months ended June 30, 2017, the amount of transaction related expenses were $0.1 million and did not have a material impact on core earnings for the period.

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Footnotes

(1)       Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)       The economic return on equity for the quarter represents the change in book value per share from March 31, 2018 to June 30, 2018, plus the common dividends declared over that period, divided by book value per share as of March 31, 2018. The annualized economic return on equity is the quarterly return on equity multiplied by four.

(3)       The investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any long positions in TBAs, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (4) for more information on the GAAP accounting for certain items included in our investment portfolio. See footnote (14) for further details on AG Arc LLC.

(4)       Generally, when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on our consolidated balance sheet as either “Repurchase agreements” or “Securitized debt, at fair value.” Throughout this press release where we disclose our investment portfolio and the related financing, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (14) for further details on AG Arc LLC.

(5)       Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail. Net interest margin also excludes any net TBA position.

(6)       “At Risk” Leverage is calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt and any net TBA position (at cost). Total financing excludes any repurchase agreements and unsettled trades on U.S. Treasuries.

(7)       This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(8)       The Company estimates duration based on third-party models. Different models and methodologies can produce different effective duration estimates for the same securities.

(9)       The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.

(10)     The cost of funds at quarter-end is calculated as the sum of (i) the weighted average funding costs on total financing outstanding at quarter-end and (ii) the weighted average of the net pay rate on our interest rate swaps, the net receive rate on our Treasury long positions, the net pay rate on our Treasury short positions, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end are weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(11)     The management fee percentage at quarter-end is calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.

(12)     The other operating expenses percentage at quarter-end is calculated by annualizing other operating expenses recorded during the quarter and dividing by our quarter-end stockholders’ equity.

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(13)     This estimate of undistributed taxable income per share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. As a result, the actual amount is not finalized until we file our annual tax return, typically in October of the following year.

(14)     The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.

(15)     The Company allocates its equity by investment using the fair market value of its investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). The Company allocates all non-investment portfolio related items based on their respective characteristics in order to sum to the Company’s stockholders’ equity per the consolidated balance sheets. The Company’s equity allocation method is a non-GAAP methodology and may not be comparable to similarly titled measures or concepts of other companies, who may use different calculations.

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